EXHIBIT 99.1

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Brady Corporation Announces Tender Offer to Acquire Nordic ID Oyj

MILWAUKEE (April 15, 2021) -- Brady Corporation (NYSE: BRC) (“Brady”) and Nordic ID Oyj (HEL: NORDID) (“Nordic ID” or the “Company”) today announced that they have entered into a definitive transaction agreement pursuant to which Brady will launch an all-cash tender offer in Finland to acquire all of the outstanding shares of Nordic ID for EUR 3.30 per share, which equates to a total equity purchase price of EUR 8.1 million (USD 9.7 million), plus the assumption of external debt of approximately USD 3 million. Brady Corporation will fund the transaction with cash held outside the United States.
Nordic ID was founded in 1986 and is headquartered in Salo, Finland, and is publicly traded on the Nasdaq First North Growth Market of Nasdaq Helsinki Ltd. The Company specializes in RFID readers, scanners, and the associated software to power track and trace applications within the industrial setting. Nordic ID provides a solution that brings a digital identity to every component of a product by enabling customers to track and analyze the movement, status and location of products while generating intelligent data throughout the manufacturing process. Brady is a leader in high-performance niche application industrial printers and materials, and the acquisition of Nordic ID positions Brady as a full-service provider of printer and material expertise with Nordic ID’s readers, scanners and software. Brady expects to retain Nordic ID’s headquarters and RFID center of excellence in Salo, Finland while expanding its addressable market through the utilization of Brady’s global footprint.
“The acquisition of Nordic ID allows Brady to diversify and expand our presence in RFID into attractive new markets with faster organic growth rates,” said Brady President and Chief Executive Officer, J. Michael Nauman. “Nordic ID has excellent technology and a complementary product offering to Brady that will help us expand in the fast-growing end markets of track and trace in industrial settings. We intend to increase the R&D efforts at Nordic ID to accelerate new product introductions and to expand its product offering both within and outside of Europe. Nordic ID’s technology combined with Brady’s leading market position in niche application industrial printers and materials make this an attractive business combination in the fast-growing arena of track and trace applications within the industrial setting.”
Juuso Lehmuskoski, CEO of Nordic ID stated, “We have expanded and enhanced Nordic ID’s technology by providing solutions that enable our customers to manage their business processes based on intelligent data, which brings transparency to their manufacturing processes and predictability to their operations. The sale of Nordic ID to such a highly-regarded market leader in identification solutions presents an unparalleled opportunity for future growth of the Nordic ID solution to a broad set of customers.”
Brady expects this acquisition to be slightly dilutive to earnings per diluted share for the remainder of the fiscal year ending July 31, 2021. The transaction is expected to close during the fourth quarter of fiscal 2021. The conditions of the tender offer are being published as required by Finnish disclosure procedural requirements concurrently with this press release. Following successful completion of the tender offer, if Brady has acquired more than 90% of the outstanding shares of Nordic ID, it intends to initiate compulsory redemption proceedings in accordance with the Finnish Companies Act to acquire any remaining shares. Brady intends to take action to delist Nordic ID’s shares from Nasdaq First North Growth Market of Nasdaq Helsinki Ltd. as soon as practicable after completion of these transactions.
This press release is not intended to, and does not, constitute, represent or form part of any offer, invitation or solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities whether pursuant to tender offer documentation or otherwise.
Nordic ID is incorporated in Finland and listed on Nasdaq First North Market of Nasdaq Helsinki Ltd. and any offer for its securities will be subject to Finnish disclosure and procedural requirements, which differ from those that are applicable to offers conducted solely in the United States. The transactions described above will be structured to comply with Finnish and U.S. securities laws and regulations applicable to transactions of this type.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect people, products and places. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels, signs, safety devices, printing systems and software. Founded in 1914, the Company has a diverse customer base in electronics, telecommunications, manufacturing, electrical, construction, medical, aerospace and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of July 31, 2020, employed approximately 5,400 people in its worldwide businesses. Brady’s fiscal 2020 sales were approximately $1.08 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradyid.com.

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In this news release, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project,” “continue” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: Brady’s ability to consummate the tender offer and the other transactions contemplated by the agreement with Nordic ID on the timeframe disclosed or at all; adverse impacts of the novel coronavirus (“COVID-19”) pandemic or other pandemics; decreased demand for our products; our ability to compete effectively or to successfully execute our strategy; Brady’s ability to develop technologically advanced products that meet customer demands; raw material and other cost increases; difficulties in protecting our websites, networks, and systems against security breaches; extensive regulations by U.S. and non-U.S. governmental and self-regulatory entities; risks associated with the loss of key employees; divestitures and contingent liabilities from divestitures; Brady’s ability to properly identify, integrate, and grow acquired companies; litigation, including product liability claims; foreign currency fluctuations; potential write-offs of Brady’s goodwill and other intangible assets; changes in tax legislation and tax rates; differing interests of voting and non-voting shareholders; numerous other matters of national, regional and global scale, including major public health issues and those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2020 and subsequent Form 10-Q filings.

These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.